SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 19, 2004

EMERSON RADIO CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware (State Or Other Jurisdiction Of Incorporation)	0-25226 (Commission File Number)	22-3285224 (IRS Employer Identification No.)

9 Entin Road, Parsippany, New Jersey (Address of Principal Executive Offices)	07054 (Zip Code)

Registrant’s telephone number, including area code: (973) 884-5800

Not Applicable
(Former Address, if changed since Last Report) (Zip Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
Item 9.01. Financial Statements and Exhibits.
SIGNATURE
Press Release

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective October 19, 2004, the Board of Directors of Emerson Radio Corp. (the “Company”) named Guy A Paglinco as Vice President and Chief Financial Officer. Mr. Paglinco replaced Kenneth A. Corby, the Company’s former Chief Financial Officer, who resigned to pursue other business interests effective October 19, 2004. Mr. Corby will remain as a consultant to the Company for one year.

Mr. Paglinco, 47, has been part of the Company’s management team since 1998 and has served as head of the Accounting Department, Assistant Vice President and Controller of the Company. Prior to 1998, Mr. Paglinco held Controller and CFO positions with various private and public companies. From 1981 to 1987 he was employed by KMG Main Hurdman.

Mr. Paglinco attended Rutgers University where he earned a Bachelors Degree in Accounting and a minor in Economics. He also has an MBA in finance from Fairleigh Dickenson University. He is a member of the American Institute of Certified Public Accountants (AICPA) and the New Jersey State Society of Certified Public Accountants (NJSSCPA).

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

     Attached as Exhibit 99.1 to this report is the Company’s press release dated October 25, 2004.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMERSON RADIO CORP.
By:	/s/ Guy A. Paglinco
	Name:	Guy A. Paglinco
	Title:	Vice President and Chief Financial Officer

Dated: October 25, 2004